UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT  REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2017

________________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance & Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Board of Directors (the “Board”) of CryoLife, Inc. (“CryoLife” or the “Company”), approved a  new form of indemnification agreement for the Company’s four Senior Vice Presidents and the Vice-President, Chief Accounting Officer, all of whom are not currently covered by any Company indemnification agreement. These individuals include Jean F. Holloway, the Company’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, William R. Matthews, the Company’s Senior Vice President, Operations, Quality and Regulatory, John E. Davis, the Company’s Senior Vice President, Global Sales & Marketing, Jim McDermid, the Company’s Senior Vice President, Chief Human Resources Officer, and Amy D. Horton, the Company’s Vice President, Chief Accounting Officer.

The Board also approved the new form of indemnification agreement for James P. Mackin, the Company’s President, Chief Executive Officer and Chairman of the Board, and D. Ashley Lee, the Company’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. These officers’ existing indemnification agreements remain in effect until they execute the new form of the indemnification agreement, which consists of three changes: the new agreement makes clear that not all executive officers are entitled to indemnification agreements; covered executive officer status is required for continued indemnification; and it does not limit any broader protections that the indemnitee would be entitled to under any law or subsequently adopted or amended bylaws.

 The foregoing summary of the terms of the indemnification agreement is qualified in its entirety by reference to the complete text of the form of the indemnification agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February  14, 2017,  the Board approved amendments (the “Amendments”) to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective as of the same day.

The Amendments makes certain changes to the Company’s Bylaws currently in effect to: (i) add an advance notice provision for director nominations and shareholder proposals, (ii) provide the Board with explicit authority to postpone or adjourn a shareholder meeting, (iii) specify the powers of the presiding officer of shareholder meetings, and (iv) make certain other changes, in each case pursuant to the form of Amended and Restated Bylaws of the Company, attached hereto as Exhibit 3.2 to this Current Report on Form 8-K.

The description of the Amendment contained in this report is qualified in its entirety by reference to the full text of the form of Amended and Restated Bylaws, as amended and restated on February 14, 2017, effective the same day, filed as Exhibit 3.2 to this Current Report on Form 8-K.

Section 8	Other Events.
Item 8.01	Other Events.

On February 14, 2017, the Board approved the new form of indemnification agreement for James W. Bullock, the Company’s newest non-executive director, who is not currently covered by any Company indemnification agreement. The Board also approved the new form of indemnification agreement for each of its other non-executive directors: Thomas F. Ackerman, James S. Benson, Daniel J. Bevevino, Ronald C. Elkins, M.D., Ronald D. McCall, Harvey Morgan, and Jon W. Salveson. These non-executive directors’ existing indemnification agreements remain in effect until they execute the new form of the indemnification agreement. The summary of the terms of the form of the indemnification agreement, as set forth above in Item 5.02, is incorporated by reference into this Item 8.01. Such summary is qualified in its entirety by reference to the complete text of the indemnification agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9	Financial Statements and Exhibits.

Item 9.01(d)	Exhibits.

(d)Exhibits.

Exhibit Number	Description
3.2	Form of Amended and Restated Bylaws
10.1	Form of Indemnification Agreement entered into with each of the Company’s non-employee directors, Messrs, Mackin, Lee, Matthews, Davis, and McDermid and Mme. Horton and Holloway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date:  February 21, 2017

/s/

By:	/s/ D. Ashley Lee
Name:	D. Ashley Lee
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer